Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Northsight Capital, Inc. (the “Registrant”) on Form 10-K for the period ending December 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), we, Travis Jenson, President and Director, and Wayne Bassham, Secretary/Treasurer and Director, of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Annual Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date:	March 3, 2011	By:	/s/Travis Jenson
Travis Jenson
President and Director
Northsight Capital, Inc.

Date:	March 3, 2011	By:	/s/Wayne Bassham
Wayne Bassham
Secretary/Treasurer and Director
Northsight Capital, Inc.